                                                                 Exhibit 10.14



                            ASSET PURCHASE AGREEMENT


                           DATED AS OF AUGUST 1, 1996


                                  BY AND AMONG


                        NEW YORK RESTAURANT SCHOOL, INC.,

                         CHICAGO RESTAURANT SCHOOL, INC.

                                       AND

                     CENTER FOR HOSPITALITY EDUCATION, INC.

                                       AND

                             NYRS ACQUISITION CORP.


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                              TABLE OF CONTENTS


                                                                        PAGE
ARTICLE I PURCHASE AND SALE OF ASSETS

1.01     Purchase and Sale of Assets.................................
1.02     Excluded Assets.............................................
1.03     Assumption of Liabilities...................................
1.04     Limitation on Assumption of Liabilities.....................
1.05     Purchase Price..............................................
1.06     Adjustment to Purchase Price................................
1.07     Reimbursement of 1996 Leasehold Improvements................
1.08     Allocation of Value.........................................
1.09     Certain Consents............................................

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER

2.01     Organization and Qualification..............................
2.02     Authority and Authorization.................................
2.03     Execution and Binding Effect................................
2.04     Stock Ownership.............................................
2.05     No Breach, Default, Violation or Consent....................
2.06     Financial Statements........................................
2.07     Undisclosed Liabilities.....................................
2.08     Litigation..................................................
2.09     Absence of Certain Changes and Events.......................
2.10     Compliance with Law; DOE Compliance.........................
2.11     Environmental Matters.......................................
2.12     Real Property...............................................
2.13     Personal Property...........................................
2.14     Intellectual Property.......................................
2.15     Title to Assets.............................................
2.16     Benefit Plans...............................................
2.17     Insurance...................................................
2.18     Taxes.......................................................
2.19     Other Material Agreements...................................
2.20     Labor.......................................................
2.21     Accounts Receivable.........................................
2.22     Transactions with Related Parties...........................
2.23     Disclosure..................................................
2.24     Brokers.....................................................

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER

3.01     Organization................................................
3.02     Authority and Authorization.................................
3.03     Execution and Binding Effect................................
3.04     No Breach, Default, Violation or Consent....................
3.05     Brokers.....................................................
3.06     Ability to Provide Temporary Funds..........................




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                                TABLE OF CONTENTS
                                   (Continued)

                                                                         PAGE



ARTICLE IV CERTAIN COVENANTS

4.01     Conduct of Business Prior to Closing................................
4.02     Casualty Loss or Damage to Assets...................................
4.03     Access to Information...............................................
4.04     Reasonable Efforts..................................................
4.05     Remit Funds.........................................................
4.06     No Control..........................................................
4.07     Consent; Assignment of Agreements...................................
4.08     Monthly Financial Statements........................................
4.09     Bulk Sales..........................................................
4.10     NYRS Letter of Credit...............................................

ARTICLE V CLOSING AND CLOSING CONDITIONS

5.01     Closing.............................................................
5.02     Conditions Precedent to Obligations of Buyer to Close...............
5.03     Conditions Precedent to Obligations of Seller to Close..............
5.04     DOE Approval........................................................
5.05     Non-Competition by Seller...........................................
5.06     Employees of NYRS ..................................................

ARTICLE VI INDEMNIFICATION

6.01     Indemnification by Seller...........................................
6.02     Indemnification by Buyer............................................
6.03     Escrow Fund.........................................................
6.04     Indemnification Threshold...........................................
6.05     Financial Aid Claims................................................
6.06     Notice of Claims....................................................
6.07     Representation, Settlement and Cooperation..........................

ARTICLE VII MISCELLANEOUS PROVISIONS

7.01     Amendments..........................................................
7.02     Assignment..........................................................
7.03     Consent to Jurisdiction and Service of Process......................
7.04     Counterparts; Telefacsimile Execution...............................
7.05     Expenses............................................................
7.06     Further Assurances..................................................
7.07     Governing Law.......................................................
7.08     Notices.............................................................
7.09     Publicity...........................................................
7.10     Severability........................................................
7.11     Successors and Assigns..............................................

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                                TABLE OF CONTENTS
                                   (Continued)

                                                                         PAGE



7.12     Termination.........................................................
7.13     Waivers.............................................................
7.14     Change of Seller's Name.............................................


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                                TABLE OF CONTENTS
                                   (Continued)

                                                                         PAGE

                                    SCHEDULES

Schedule 1.01(c)                    Intellectual Property
Schedule 1.01(f)                    Business Agreements
Schedule 1.01(h)                    Business Permits
Schedule 1.02                       Excluded Assets
Schedule 1.03                       Assumed Contracts
Schedule 1.07                       Construction Contracts
Schedule 1.08                       Allocation of Value

Schedule 2.04                       Stockholders
Schedule 2.05(e)                    Authorizations and Approvals
Schedule 2.07                       Undisclosed Liabilities
Schedule 2.08                       Litigation
Schedule 2.09                       Certain Changes and Events
Schedule 2.10(a)                    Permits
Schedule 2.11                       Environmental
Schedule 2.12                       Real Property
Schedule 2.13                       Personal Property
Schedule 2.14                       Intellectual Property
Schedule 2.15                       Permitted Encumbrances
Schedule 2.16                       Benefit Plans
Schedule 2.17                       Insurance
Schedule 2.19                       Other Material Agreements
Schedule 2.22                       Related Party Transactions

Schedule 3.04                       Authorization and Approvals

Schedule 4.01                       Conduct of Business

Schedule 5.03(c)                    Consents and Approvals
Schedule 5.06                       Employees



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                                    EXHIBITS


Exhibit A         Escrow Agreement
Exhibit B         Bill of Sale
Exhibit C         Assignment and Assumption Agreement


                                      - v -
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                            ASSET PURCHASE AGREEMENT


         This Agreement is made as of August 1, 1996, between New York Restaurant School, Inc., a Delaware corporation ("NYRS"), Chicago Restaurant School, Inc., a Delaware corporation ("CRS"), and Center for Hospitality Education, Inc., a Delaware corporation and wholly-owned subsidiary of CRS ("CHI") (NYRS, CRS and CHI being sometimes referred to herein collectively as "Seller"), and NYRS Acquisition Corp., a New York corporation ("Buyer").

                                    PREAMBLE

         NYRS is engaged in the business of owning and operating a post-secondary career school (the "Business"), CRS owns all of the stock of CHI and CHI has the rights to certain intellectual property relating to the Business. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of Seller's assets used or useful in connection with, or otherwise relating to, the Business, all upon the terms and subject to the conditions set forth herein. Therefore, intending to be legally bound hereby, the parties agree as follows:


                                    AGREEMENT

                                   ARTICLE I.
                           PURCHASE AND SALE OF ASSETS

         1.01. Purchase and Sale of Assets. On the Closing Date (defined below), Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to all of the assets of Seller other than the Excluded Assets (as defined in Section 1.02) (collectively, the "Assets") including without limitation the following:

               (a) all equipment and machinery, including all restaurant, classroom and office equipment and machinery, fixtures, leasehold improvements, tools, utensils, appliances, computer hardware and software, inventory, textbooks, course materials, course curricula, syllabi, and furniture used or useful in connection with the Business (collectively, the "Equipment"), and all supplies, spare parts and warranties relating to any of the Equipment;

               (b) all deposits, investments, securities, advance payments, prepaid items and expenses, deferred charges, rights of offset and credits and claims for refunds related to the Business;

               (c) all patents, registered and unregistered trademarks, service marks and logos and any registrations and applications for registration thereof, curriculum, course materials, recipes, teaching aids, corporate and trade names and all copyrights, including all registrations and applications for registration thereof and all applications therefor, used or useful in connection with the Business, including, without limitation, the trademarks, trade names and logos listed on Schedule 1.01(c) attached hereto, and all of Seller's rights to use the names "New York Restaurant School" and "Chicago Restaurant School" and any variations thereof (collectively, the "Intellectual Property");

               (d) all inventions, discoveries, techniques, processes, methods, formulae, designs, trade secrets, confidential information, know-how and ideas used or useful in connection with the Business;

               (e) all accounts receivable of the Business (the "Receivables");

               (f) all of Seller's rights under all bids, offers, leases, licenses, contracts, student enrollment agreements, other agreements and business arrangements relating to the Business or any of the Assets including, without limitation, those listed on Schedule 1.01(f) (the "Business Agreements");

               (g) all admissions, enrollment, prospect and student lists, files, documents, records and correspondence;

               (h) to the extent transferable, all permits, licenses, franchises, certificates, authorizations, consents and approvals obtained from or issued by any governmental, regulatory or accrediting entity and which are necessary or desirable for the ownership or operation of the Business or the ownership, operation or use of any of the Assets (collectively, the "Business Permits"), including, without limitation, the items listed on Schedule 1.01(h) attached hereto;

               (i) all books, records, files, ledgers, drawings, specifications and manuals relating to the Business or any of the Assets, all advertising, recruiting and marketing materials relating to the Business and all other information relating to the Business or any of the Assets including technical information, advertising and marketing studies, consulting reports, sales correspondence, credit and sales records and copies of all account books of original entry and general ledgers, regardless of the form in which such information appears;

               (j) all goodwill of the Business or associated with any of the Assets, including without limitation, the goodwill associated with the trademarks, service marks, logos and corporate and trade names of Seller; and


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               (k) all other assets of Seller, tangible or intangible, which are used or useful in connection with, or relate to, the Business.

         1.02. Excluded Assets. Notwithstanding any other provision hereof, the Assets shall not include the items listed on Schedule 1.02 (the "Excluded Assets").

         1.03. Assumption of Liabilities. Subject to the terms and conditions hereof, Buyer shall assume and become liable for the obligations and liabilities of NYRS that arise after the Effective Time and relate to operation of the Business after the Effective Time under the express terms of NYRS's student enrollment agreements with current students and under the contracts, leases and other agreements of NYRS listed on Schedule 1.03 (collectively, the "Assumed Contracts"). Buyer shall also assume and become liable for the accounts payable, accrued expenses, deferred tuition and student refunds payable by NYRS as of the Effective Time (the "Assumed Current Liabilities"), provided, however, that the Assumed Current Liabilities shall be limited to the amounts incurred in the ordinary course of business and reflected on the Closing Balance Sheet (as hereinafter defined) (the Assumed Contracts and the Assumed Current Liabilities are collectively referred to herein as the "Assumed Liabilities"). Buyer shall not assume or become liable for any obligations or liabilities of CRS or CHI of any nature whatsoever.

         1.04. Limitation on Assumption of Liabilities. Except as specifically provided in Section 1.03, Buyer does not hereby and shall not assume, or in any way undertake to pay, perform, satisfy or discharge any other liabilities, obligations, agreements or commitments of Seller arising from the operations of the Business whether due or to become due, whether accrued, absolute, contingent, known or unknown, disclosed or undisclosed in this Agreement (including the Schedules hereto) or otherwise, existing as of the Effective Time or arising out of any transactions entered into, or any state of facts existing prior to the Effective Time (collectively, the "Excluded Liabilities") and Seller shall pay and satisfy when due all Excluded Liabilities. Each of NYRS, CRS and CHI shall jointly and severally indemnify, defend and hold harmless Buyer from any loss, liability, damage or expense (including reasonable attorneys' fees) arising out of any failure by Seller to pay, perform or discharge when due any Excluded Liabilities.

         1.05. Purchase Price. The purchase price for the Assets (the "Purchase Price") shall be Nine Million Five Hundred Thousand U.S. Dollars ($9,500,000), subject to adjustment in accordance with Section 1.06, which amount shall be payable by Buyer in immediately available funds delivered to National City Bank of Pennsylvania (the "Escrow Agent"), to be held in an escrow fund (the "Escrow Fund") and disbursed in accordance with the terms of an Escrow

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Agreement between Buyer and Seller in substantially the form of Exhibit A (the
"Escrow Agreement").

         1.06. Adjustment to Purchase Price. (a) The Purchase Price will be increased or decreased by the amount by which the Closing Net Working Capital (as defined in this Section 1.06) exceeds or is less than $1,500,000. For the purposes hereof, "Closing Net Working Capital" means the sum of NYRS's (a) accounts receivable, net of reasonable allowance for doubtful accounts, (b) inventory and (c) certain prepaid expenses (specifically excluding deferred admissions and recruiting costs) minus the sum of NYRS's (x) accounts payable and accrued expenses, (y) deferred tuition and student refunds payable and (z) current portions of capital lease obligations, as shown on the Closing Balance Sheet (as defined below). The increase or decrease in the Purchase Price resulting from the adjustments described in this Section 1.06 is herein referred to as the "Adjustment Amount". Within 30 days after the Closing Date, Buyer will deliver to Seller a balance sheet as of the Effective Time, prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting principles applied in the preparation of the audited financial statements of the Company for the year ended December 31, 1995 (the "Closing Balance Sheet") and (ii) a certificate (the "Adjustment Certificate"), executed by an officer of Buyer setting forth, in such detail as Buyer or Seller may reasonably require, a computation of the Adjustment Amount. Seller shall cooperate and shall cause its employees and representatives to cooperate with Buyer and shall provide and cause its employees and representatives to provide such assistance as Buyer shall reasonably request in connection with the preparation of the Closing Balance Sheet. If Seller delivers written notice (the "Disputed Items Notice") to Buyer within 30 days after delivery of the Adjustment Certificate, stating that Seller objects to the calculations set forth therein, specifying in detail the basis for such objection and setting forth its computation of the Adjustment Amount, Buyer and Seller will attempt to resolve and finally determine the Adjustment Amount as promptly as practicable. If Buyer and Seller are unable to agree upon the Adjustment Amount within 30 days after delivery of the Disputed Items Notice, Buyer and Seller will refer the matter to an auditor mutually agreeable to Buyer and Seller for resolution of the disputed items and determination of the Adjustment Amount. Such determination will be made within 60 days after such referral and will be binding upon the parties. The fees, costs and expenses of such auditor will be shared equally by Buyer and Seller. If Seller does not deliver a Disputed Items Notice to Buyer within 30 days after delivery of the Adjustment Certificate, the Adjustment Amount set forth in the Adjustment Certificate will be conclusively presumed to be true and correct in all respects and will be binding upon the parties.

               (b) Payment Regarding the Adjustment Amount. Within five (5) business days after the final determination of the Adjustment

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Amount pursuant to the foregoing, either (i) Buyer will deliver to the Escrow
Agent, the amount, if any, by which the Purchase Price is increased as a result of the calculation of the Adjustment Amount together with instructions to deposit such amount in the Escrow Fund (as defined in the Escrow Agreement) or
(ii) Buyer and Seller will jointly instruct the Escrow Agent to deliver to Buyer from the Escrow Fund the amount, if any, by which the Purchase Price is decreased as a result of the calculation of the Adjustment Amount, in either case together with interest thereon from the Closing Date to the date of payment at a rate of interest equal to the rate of interest earned on the Escrow Fund during such period.

         1.07. Reimbursement of 1996 Leasehold Improvements. In addition to the payment of the Purchase Price, on the Closing Date Buyer shall reimburse Seller $53,034.55 for all payments made by Seller prior to the Closing Date on account of the construction and equipping of two additional kitchens and expanded office and classroom space pursuant to the construction, architectural, engineering, consulting and equipment purchase agreements and instruments identified on
Schedule 1.07. The amount of such reimbursement shall be paid in cash in immediately available funds to the Escrow Agent together with instructions to deposit such amount in the Escrow Fund.

         1.08. Allocation of Value. Buyer and Seller hereby agree that Schedule
1.08 hereto reflects the allocation of the Purchase Price to the respective Assets, which allocation shall be used by them in preparing their respective income tax returns.

                                   ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

         Each Seller hereby jointly and severally represents and warrants to Buyer as follows:

         2.01. Organization and Qualification. NYRS is a corporation duly organized, validly existing and in good standing in the State of Delaware, CRS is a corporation duly organized, validly existing and in good standing in the State of Delaware, and CHI is a corporation duly organized, validly existing and in good standing in the State of Delaware. Each Seller is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its business makes such qualification necessary, except to the extent that the failure to be so qualified has not resulted in, and is not likely to result in, a material adverse change in the business, properties, operations, condition (financial or otherwise), net worth, assets or prospects of the Business (a "Material Adverse Change").

         2.02. Authority and Authorization. Each Seller has the corporate power and authority to own its properties and assets, to

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conduct its business as presently conducted and to execute, deliver and perform this Agreement and the other Transaction Documents (defined below). The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate action of each Seller (including approval of the stockholders of each Seller).

         2.03. Execution and Binding Effect. This Agreement has been, and on the Closing Date the other Transaction Documents will be, duly and validly executed and delivered by each Seller and constitute (or upon such execution and delivery will constitute) legal, valid and binding obligations of each Seller enforceable against each Seller in accordance with their respective terms.

         2.04. Stock Ownership. All of the issued and outstanding capital stock of each Seller is owned by the shareholders listed on Schedule 2.04 hereto (the "Shareholders").

         2.05. No Breach, Default, Violation or Consent. None of the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby or the compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

               (a) violate the charter or by-laws of NYRS, CRS or CHI;

               (b) conflict with or result in a breach or default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any contract, agreement, instrument or document to which Seller is a party or by which Seller or any of its properties or assets is bound;

               (c) breach or otherwise violate any order, writ, judgment, injunction or decree issued by any governmental entity which names Seller or is directed to Seller, the Business or any of the Assets;

               (d) violate any law, rule, regulation, ordinance or code of any governmental or quasi-governmental entity or other accrediting body, person or entity with jurisdiction over any of Seller's operations;

               (e) except as set forth in Schedule 2.05(e) attached hereto, require any consent, authorization, approval, exemption or other action by, or any filing, registration or qualification with, any governmental entity or other person;

               (f) result in the creation or imposition of any mortgages, claims, pledges, liens, security interests, or other

                                      - 6 -
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encumbrances ("Encumbrances") upon any of the Assets or give to others any interests or rights therein; or

               (g) result in the maturation or acceleration of any liability or obligation of Seller (or give others the right to cause such a maturation or acceleration).

         2.06. Financial Statements. The books of account and related records of NYRS and CRS reflect in detail their assets, liabilities, revenues, expenses, cash flows, and other transactions. Seller has previously delivered to Buyer correct and complete copies of (a) the combined audited balance sheets and statements of income, retained earnings and changes in financial position of NYRS and CRS as of and for their fiscal years ended December 31, 1995, 1994 and 1993, including the footnotes thereto, and (b) unaudited interim balance sheets of (the "March 31 Balance Sheets") and statements of income and retained earnings of NYRS, CRS and CHI as of and for their fiscal quarter ended March 31, 1996, (the "Current Financial Statements" and, together with the items described in clause (a) above, the "Financial Statements"). The Financial Statements are accurate, correct and complete in all material respects and present fairly the financial condition of NYRS, CRS and CHI as at the end of the periods covered thereby and the results of Seller's operations and the changes in Seller's financial position for the periods covered thereby, and were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby subject, in the case of the Current Financial Statements, to year-end audit adjustments (which will not be material) and the lack of footnotes and other presentation items (except for depreciation and amortization expense and tax accruals which are material).

         2.07. Undisclosed Liabilities. NYRS has no debts, obligations or liabilities, absolute, fixed, contingent or otherwise, of any nature whatsoever, whether due or to become due (including unasserted claims), whether incurred directly or by any predecessor thereto, and whether arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition that occurred or existed on or before March 31, 1996, whether or not then known, due or payable, except: (a) those reflected or reserved against on the NYRS March 31 Balance Sheet in the amounts shown therein; (b) those liabilities not required under GAAP to be included or reflected in the NYRS March 31 Balance Sheet; (c) those expressly set forth on Schedule 2.07, attached hereto or specifically described in the letter from Seller to Buyer dated July 8, 1996; (d) those of the same nature as those set forth in the NYRS March 31 Balance Sheet that have arisen in the ordinary course of business of the Business after March 31, 1996 through the date hereof; and (e) potential financial aid claims related to any failure of NYRS to comply in full conformity with requirements and regulations of the United

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
States Department of Education ("DOE") or the State of New York, all of which have been consistent in amount and character with past practice and experience, and none of which, individually or in the aggregate, has resulted in or will result in a Material Adverse Change.

         2.08. Litigation. Except as provided in Schedule 2.08, attached hereto:

               i) There are no actions, suits, investigations, claims or proceedings of any nature or kind whatsoever ("Litigation") pending or, to the best of Seller's knowledge, threatened against or affecting any of Seller, the Assets, the Business, or the transactions contemplated by this Agreement, at law or in equity, by or before the DOE, any accrediting agency or any governmental body, and, to the best of Seller's knowledge, there is no basis for any such Litigation which, individually or in the aggregate, would result in a Material Adverse Change.

               ii) There are presently no outstanding judgments, decrees or orders of any governmental body against or affecting Seller, the Assets, the Business or the transactions contemplated by this Agreement.

               iii) No Seller has commenced or has pending any Litigation against any third party.

         2.09. Absence of Certain Changes and Events. Except as otherwise disclosed on Schedule 2.09, since March 31, 1996:

               (a) Seller has not incurred any material obligation or liability except for normal trade and other obligations incurred in the ordinary course of business;

               (b) no casualty, loss or damage has occurred with respect to any of the Assets, whether or not the same is covered by insurance;

               (c) Seller has not sold, transferred or otherwise disposed of any of its properties or assets or any interest therein, or agreed to do any of the foregoing, except in the ordinary course of business;

               (d) Seller has not made, or committed to make, any capital expenditures in excess of $10,000 in the aggregate except for the additions and improvements contemplated by the agreements and instruments listed on Schedule 1.07;

               (e) no Material Adverse Change, and no event which is likely to result in a Material Adverse Change, has occurred;

               (f) no strike or other labor trouble relating to the Business has occurred;

               (g) there have been no Encumbrances created on any of the properties of the Business;

               (h) there has been no declaration or payment of any dividend or redemption of any shares of capital stock of any Seller;

               (i) there have been no increases in the compensation or benefits of any officer or employee of Seller or the Business;

               (j) no Seller has made any payment to or entered into any transaction with any affiliate;

               (k) there has been no change in the board of directors or management of any Seller; and

               (l) there has been no agreement or commitment to do any of the foregoing.

         2.10. Compliance with Law; DOE Compliance.

               (a) Permits. All licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of Seller which are necessary to the conduct of the Business ("Permits") are in full force and effect and Seller is not in violation of any Permit. All such Permits are listed on Schedule 2.10(a). The Business is duly licensed by all Federal, state and local authorities having jurisdiction over the operation of the Business and Seller has operated the Business in conformity in all material respects with all applicable Federal, state and local laws and regulations, including those laws and regulations pertaining to Federal or state financial aid programs. There has been no actual or alleged violation of any such laws or regulations by Seller or the Business which could constitute a crime. All returns, reports and statements required to be filed by Business with the DOE and state Departments of Education and other regulatory bodies (collectively, the "Education Departments") relating to the Business have been filed and complied with and are complete and correct as filed. Without limiting the generality of the foregoing, (i) NYRS is in compliance in all material respects with requirements and regulations of the DOE governing an institution's eligibility and participation in and administration of the Title IV, HEA, TAP and student financial assistance programs, (ii) NYRS has been in compliance in all material respects with such DOE requirements and regulations, (iii) there has been no failure to comply which would have an impact on the eligibility for Title IV aid or TAP or affect the eligibility or amount of eligibility for Title IV aid or TAP for any NYRS educational program and (iv) there has been no violation by NYRS of (A) the

NYRS program participation agreement (34 C.F.R. Section 668.14), (B) DOE factors of financial responsibility (34 C.F.R. Section 668.15) or (C) the institutional administrative standards set forth in 34 C.F.R. Section 668.16. Seller has no knowledge of any pending or threatened program of review or audit by any of the Education Departments with respect to any federal or state student financial aid program other than the Annual Compliance Audit for Federal Financial Aid.

               (b) Cohort Default Rate. NYRS has provided to Buyer true and correct copies of NYRS's Official Cohort Default Rate ("OCDR"), as issued by the DOE, for the fiscal years 1991 through 1993, and NYRS's Pre-Publication Cohort Default Rate, as issued by the DOE for fiscal year 1994.

               (c) Compliance with Definition of Proprietary Institution of Higher Education. NYRS is in compliance in all material respects with the DOE definition of "proprietary institution of higher education".

               (d) Institutional Refunds. (i) NYRS is in full compliance in all material respects with state, accrediting commission and DOE requirements and regulations relating to (A) fair and equitable refund policy, and (B) the calculation and timely repayment of federal and nonfederal funds; (ii) any and all refunds required thereunder have been timely paid by NYRS, except for such refunds which, individually or in the aggregate, would not result in a Material Adverse Change.

               (e) Accreditation. The Business is duly accredited by, and in good standing with, the Accrediting Commission for Career Schools and Colleges of Technology ("A.C.C.S.C.T.") and the New York State Board of Regents, and the Business has not received notice of, and has no knowledge of, any facts or circumstances which would in any way interfere with or jeopardize such accreditation.

         2.11. Environmental Matters. Except as otherwise disclosed on Schedule 2.11:

               (a) no Hazardous Substances have been or are being generated, used, processed, treated, stored, released, transported or disposed of by Seller, except in compliance with applicable Environmental Rules;

               (b) to the best of Seller's knowledge, no person who has leased, occupied or used any real property now or previously leased, occupied or used by Seller generated, used, processed, treated, stored, released or disposed of any Hazardous Substances on such property;

               (c) to the best of Seller's knowledge, no Hazardous Substances are present on or under any real property (including without limitation in any body of water located thereon or adjacent thereto or any groundwater located thereunder) now or previously leased, occupied or used by Seller, or in any improvement located thereon in quantities or at levels which require reporting or remediation under any applicable Environmental Rule; and

               (d) no event has occurred and no condition exists with respect to Seller or its business, properties or assets which has resulted in, or is likely to result in, any material liability, cost or expense to Seller or any other person who owns or operates the Business or the Assets under any applicable Environmental Rule, and Seller has not received any notice from any governmental entity or other person of its intention to impose any such liability, cost or expense upon Seller or any such person.

         As used in this Section the following terms have the following meanings:

               "Environmental Rule" shall mean any federal, state or local governmental rule which relates to Hazardous Substances, pollution or protection of the environment, natural resources or public health or safety, including without limitation any federal, state or local governmental rule relating to the generation, use, processing, treatment, storage, release, transport or disposal of Hazardous Substances and any common laws of nuisance, negligence and strict liability relating thereto, together with all rules, regulations and orders issued thereunder, as any of the same may be amended.

               "Hazardous Substance" shall mean any substance which constitutes, in whole or in part, a pollutant, contaminant or toxic or hazardous substance or waste under, or the generation, use, processing, treatment, storage, release, transport or disposal of which is regulated by, any federal, state or local governmental rule.

         2.12. Real Property. Seller currently owns no real property. Schedule
2.12 sets forth a correct and complete list of all real property currently leased by Seller. Except as otherwise disclosed on Schedule 2.12, all buildings and other improvements located on such property are in good repair and operating condition, ordinary wear and tear excepted. Schedule 2.12 sets forth a correct and complete list of all leases, subleases and other agreements or rights pursuant to which Seller has the right to occupy or use any real property owned by others, together with any and all amendments thereto.

         2.13. Personal Property. Schedule 2.13 sets forth a correct and complete list of all leases and other agreements pursuant to which Seller leases any of the Equipment involving annual lease payments in excess of $5,000, together with the names of the lessors thereunder and the personal property covered thereby.

Except as otherwise disclosed on Schedule 2.13, the Equipment is in good repair and operating condition, ordinary wear and tear excepted, is suitable for the purposes for which it is used and constitutes all Equipment necessary to conduct the Business as currently conducted.

         2.14. Intellectual Property. Schedule 2.14 sets forth a correct and complete list of (a) all registered and unregistered trade names, trademarks and logos used in the Business and any registrations and applications for registration thereof, (b) all licenses or other agreements pursuant to which any person has the right to use any Intellectual Property owned by Seller, together with the names of the licensees thereof, the Intellectual Property covered thereby, the annual fee or other consideration payable thereunder and the duration thereof, including any renewal options, (c) all licenses or other agreements pursuant to which Seller has the right to use any Intellectual Property owned by others, together with the names of the licensors thereof, the Intellectual Property covered thereby, the annual fee or other consideration payable thereunder and the duration thereof, including any renewal options and
(d) all consents which must be obtained, all filings which must be made and all other actions which must be taken in order to assign or otherwise transfer Seller's rights in any of the foregoing to Buyer. Except as set forth in
Schedule 2.14, Seller owns or has the perpetual, royalty-free, transferable right to use all Intellectual Property used or employed by the Business, free from any Encumbrances. Seller has the lawful right to use all of the Intellectual Property, and no such use infringes upon the lawful rights of any other person. To the best of Seller's knowledge, no person is using any Intellectual Property in a manner which infringes upon the lawful rights of Seller.

         2.15. Title to Assets. Except as otherwise disclosed on Schedule 2.15 Seller has (a) good and marketable title to all Assets purported to be owned by it and (b) good leasehold title to all Assets purported to be leased by it, in each case free and clear of all Encumbrances. On the Closing Date Seller will transfer to Buyer title to the Assets free and clear of all Encumbrances other than those marked as "Permitted Encumbrances" on Schedule 2.15.

         2.16. Benefit Plans. Schedule 2.16 sets forth a true, correct and complete list of all Employee Benefit Plans (defined below). Except as otherwise disclosed on Schedule 2.16:

               (a) the Internal Revenue Service ("IRS") has issued favorable determination letters to the effect that each Pension Plan (defined below) is qualified within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that each related trust is exempt under
Section 501 of the Code, correct and complete copies of which have been delivered to Buyer, each such Pension Plan is qualified in form and operation under Section 401(a) of the Code and each trust under each such Pension Plan is exempt from tax under Section 501(a) of the Code, and no event has occurred that will or could give rise to disqualification or loss of tax-exempt status of any such Pension Plan or trust under such sections;

               (b) each Employee Benefit Plan and, if applicable, each related trust has been established, maintained and administered in all material respects in compliance with ERISA (defined below), the Code and all other applicable governmental rules;

               (c) none of the transactions described in Sections 406 and 408 of ERISA or Section 4975 of the Code, and none of the events described in Sections 4043 or 4063 of ERISA, have occurred with respect to any Employee Benefit Plan;

               (d) no "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA, and no "accumulated funding deficiency" within the meaning of Section 302(a)(2) of ERISA or Section 412(a) of the Code, exists with respect to any Pension Plan;

               (e) no Employee Benefit Plan has been terminated in whole or in part, neither Seller nor any ERISA Affiliate (defined below) presently intends to terminate any Employee Benefit Plan in whole or in part, no proceeding has been commenced by the Pension Benefit Guaranty Corporation (the "PBGC") or the IRS to terminate any Pension Plan in whole or in part or to appoint a trustee to administer any Pension Plan, neither Seller nor any ERISA Affiliate has received any notice of any such proceeding and Seller has no knowledge of any basis for the commencement of any such proceeding;

               (f) neither Seller nor any ERISA Affiliate owes any amount to the PBGC other than for PBGC insurance premiums which are not yet due and payable;

               (g) neither Seller nor any ERISA Affiliate has contributed to, or is or has been under any obligation to contribute to, any Multiemployer Plan (defined below), no event has occurred with respect to a Multiemployer Plan to which Seller or any of its ERISA Affiliates contribute or have contributed (or to which Seller or any of its ERISA Affiliates have at any time had an obligation to contribute) that reasonably can be expected to constitute a "withdrawal" or "partial withdrawal" with respect to such plan (as such terms are defined in Title IV of ERISA) which could reasonably be expected to result in a material liability;

               (h) there are no actions, suits, investigations or other proceedings pending or, to the best of Seller's knowledge, threatened against any Pension Plan or related trust or any fiduciary thereof;

               (i) there are no outstanding governmental orders which name Seller, any ERISA Affiliate, any Pension Plan or its fiduciaries or are directed to any of such parties;

               (j) none of the Pension Plans is a defined benefit plan as defined in Section 3(35) of ERISA; and

               (k) Seller has complied with the continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, and all successor legislation.

         As used in this Section, the following terms have the following meanings:

               "Employee Benefit Plan" shall mean any "employee benefit plan" as defined in Section 3(3) of ERISA including, without limitation, any profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other compensation or benefit plan, agreement, contract, policy, trust fund or arrangement (i) which is maintained for past or present employees of Seller or any ERISA Affiliate or (ii) to which Seller or any ERISA Affiliate made, or was required to make, contributions within the preceding five years, as any of the same may be amended.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders issued thereunder, as any of the same may be amended.

               "ERISA Affiliate" shall mean any trade or business which, together with Seller, is treated as a single employer under Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

               "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

               "Pension Plan" shall mean any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, which is also a stock bonus, pension or profit-sharing plan within the meaning of Section 401(a) of the Code.

         2.17. Insurance. Schedule 2.17 sets forth a correct and complete list of all insurance policies of which Seller is the owner, insured, loss payee or beneficiary and which relate to the Business or any of the Assets and indicates for each such policy the carrier, the risks insured against, the amounts of coverage and deductibles, the annual premium, the cash surrender value, if any, the expiration date and any pending claims thereunder.

         2.18. Taxes. (a) The amounts provided for all Taxes, charges, levies or other assessments, however denominated, imposed by the United States or any state, county or local government or subdivision or agency thereof (including but not limited to income, franchise, license, transfer, withholding, payroll, excise, sales, value added, use, occupation, commercial lease, and property taxes) ("Taxes") as reflected in the Seller's latest financial statements are sufficient to cover all unpaid liabilities, direct or indirect, that Sellers may have, or that any taxing authorities may assert that Sellers have, for Taxes (without regard to whether such liabilities are disputed) accrued or applicable to the period ended on July 31, 1996 or to any years and periods prior thereto. Except as disclosed to Buyer in the letter from Buyer to Seller dated July 8, 1996, Seller has timely and duly paid all Taxes due and payable (or claimed to be due and payable by any taxing authority) other than Taxes that are reflected as liabilities in the Seller's financial statements. Except as disclosed to Buyer in the letter from Buyer to Seller dated July 8, 1996, Seller has timely and duly prepared and filed or caused to be prepared and filed all Tax returns that Seller is required by law to file and Seller will timely and duly prepare and file or cause to be prepared and filed all Tax returns required to be filed after the date hereof.

               (b) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

         2.19. Other Material Agreements. Schedule 2.19 sets forth a correct and complete list of all agreements to which Seller is a party other than (a) student enrollment agreements, (b) agreements listed on Schedule 1.03 hereto and
(c) agreements involving the payment by or to Seller, or creating any liability of Seller (whether direct or indirect, fixed or contingent), of less than $5,000 over the term thereof, together with descriptions of the subject matter thereof, the names of the other parties thereto, the amount of any payments or liabilities thereunder, the duration thereof, including any renewal options, and whether any consent is necessary for the assignment thereof to Buyer.

         2.20. Labor. The employees of the Business are not represented by any union or other collective bargaining group. No Seller is a party to any collective bargaining or other labor agreement with respect to its employees. To the knowledge of Seller, (a) Seller is not a party to, involved in, or threatened by, any labor dispute or unfair labor practice charge in connection with the operation of the Business, (b) there have never been any attempts to organize the employees of Seller into a collective bargaining unit and (c) there are no unfair labor practice complaints pending against Seller before the National Labor Relations Board.

         2.21. Accounts Receivable. All accounts receivable of the Business reflected on the March Balance Sheet or acquired after March 31, 1996 have arisen in the ordinary course of business and have been or will be reflected on the financial statements of the Company, subject to a reasonable reserve for doubtful accounts, in accordance with GAAP. Except those identified on Schedule
2.21 or so reserved against, all such accounts receivable are bona fide, valid and binding receivables representing obligations for the face dollar amount thereof and, to the best knowledge of Seller, are subject to no defenses, counterclaims or set-offs of any nature whatsoever.

         2.22. Transactions with Related Parties. Schedule 2.22, attached hereto is a complete list of (a) all transactions (other than loans from the Shareholders to NYRS or CRS) within the last five years between Seller and any shareholder of Seller or any other entity in which any shareholder, officer or director of Seller is a shareholder, officer or director (the "Related Parties") and (b) all distributions of any nature whatsoever from Seller to any Shareholder since March 31, 1996.

         2.23. Disclosure. To the best knowledge of Seller, none of the representations or warranties of Seller contained herein, none of the information contained in the Schedules referred to in Articles I and II, and none of the information or documents furnished or to be furnished to Buyer or any of its representatives by Seller or their representatives pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

         2.24. Brokers. Seller has not employed or retained, and has no liability to, any broker, agent or finder on account of this Agreement (other than the stockholders of Seller) or any of the other Transaction Documents or the transactions contemplated hereby or thereby and Seller shall be solely liable for any such liability to its stockholders.

                                  ARTICLE III.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

           Buyer hereby represents and warrants to Seller as follows:

         3.01. Organization. Buyer is a corporation duly organized, validly existing and in good standing in the state of New York.

         3.02. Authority and Authorization. Buyer has the corporate power and authority to own its properties and assets, to conduct its business as presently conducted and to execute, deliver and perform this Agreement and the other Transaction Documents.

         3.03. Execution and Binding Effect. This Agreement has been, and on the Closing Date the other Transaction Documents will be, duly and validly executed and delivered by Buyer and constitute (or upon such execution and delivery will constitute) legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

         3.04. No Breach, Default, Violation or Consent. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents do not and will not:

               (a) violate Buyer's charter or by-laws;

               (b) breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any contract, agreement, instrument or document to which Buyer is a party or by which Buyer or any of its properties or assets is bound;

               (c) breach or otherwise violate any governmental order which names Buyer or is directed to Buyer or any of its properties or assets;

               (d) violate any governmental rule; or

               (e) except as set forth in Schedule 3.04, require any consent, authorization, approval, exemption or other action by, or any filing, registration or qualification with, any governmental entity.

         3.05. Brokers. Buyer has not employed or retained, and has no liability to, any broker, agent or finder on account of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby.

         3.06. Ability to Provide Temporary Funds. Buyer will have sufficient funds available to provide funding for the normal operation of the Business pending receipt of the DOE Approval.

                                   ARTICLE IV.
                                CERTAIN COVENANTS

         4.01. Conduct of Business Prior to Closing. At all times prior to the Closing Date, Seller shall, except as set forth on Schedule 4.01:

               (a) operate the Business only in the ordinary course and consistent with past practice;

               (b) use its best efforts to preserve its business organization intact and to preserve for Buyer the goodwill of customers, suppliers and others having business relations with the Business;

               (c) maintain the Equipment in good repair and operating condition, ordinary wear and tear excepted;

               (d) maintain in full force and effect all Business Permits, licenses, accreditations, approvals and insurance policies;

               (e) not terminate, cause the termination of, amend, renew or extend any Business Agreement unless in each case such action is in the best interest of the Business;

               (f) not sell, transfer or otherwise dispose of any of the Assets or any interest therein or agree to do any of the foregoing;

               (g) not incur, make, assume or suffer to exist any Encumbrance, tenancy or other matter affecting title to any of the Assets;

               (h) not merge or consolidate Seller with or into any other entity or agree to do any of the foregoing;

               (i) comply with applicable governmental rules in all material respects;

               (j) take no action, and use its best efforts to prevent the occurrence of any event or the existence of any condition, which would result in any of Seller's representations and warranties herein not being true and correct;

               (k) not amend any of Seller's charter documents or bylaws;

               (l) not change any Seller's authorized or issued capital stock or issue any rights with respect to shares of its capital stock;

               (m) not permit the Business to enter into any contract or commitment the performance of which may extend beyond the Closing, except those made in the ordinary course of business, the terms of which are reasonable and consistent with past practice;

               (n) not permit the Business to enter into any employment or consulting contract or arrangement that is not terminable at will and without penalty or continuing obligation;

               (o) not fail to pay any taxes or any other liability or charge of any Seller or the Business when due (other than charges contested in good faith by appropriate proceedings);

               (p) not make, change or revoke any tax election or make any agreement or settlement with any taxing authority;

               (q) promptly inform Buyer of the occurrence of any event or the existence of any condition which constitutes or, with the giving of notice or the passage of time, or both, is likely to constitute, a Material Adverse Change; and

               (r) maintain all Intellectual Property and preserve the confidentiality of trade secrets and other proprietary information.

         4.02. Casualty Loss or Damage to Assets. If at any time prior to the Closing Date any casualty, loss or damage shall occur with respect to any Asset then Seller shall promptly inform Buyer of the same and shall, at Buyer's option, either (a) repair or replace such Asset such that the Asset to be transferred to Buyer hereunder is in a condition at least as good as it was immediately prior to the occurrence of such casualty, loss or damage, or (b) transfer all insurance proceeds payable to Seller on account of such casualty, loss or damage to Buyer at the Closing.

         4.03. Access to Information. At all times prior to the Closing Date Seller shall furnish to Buyer and its employees, counsel, accountants and other agents and consultants (a) full access during normal business hours to the properties, books and records and personnel of Seller relating to the Business or the Assets and (b) all such information concerning the Business or the Assets as any of them may reasonably request.

         4.04. Reasonable Efforts. The parties agree to use their reasonable efforts to take or cause to be taken and to do or cause to be done all such actions and things as shall be necessary or advisable, or as shall be reasonably requested by the other party, in order to consummate the transactions contemplated hereby and by the other Transaction Documents. Without limiting the generality of the foregoing, the parties agree to take all reasonable actions necessary in order to obtain any consent or approval of any third party, including without limitation any governmental entity, which is required in connection with this Agreement or the other Transaction Documents or any of the transactions contemplated hereby or thereby. Notwithstanding the generality of the foregoing, the parties agree that they will fully and promptly cooperate in good faith with each other and use all commercially reasonable efforts (a) in the preparation, filing and prosecution of an application for approval of the transaction contemplated hereby from all applicable state licensing agencies;
(b) in the preparation, filing and prosecution of an application for approval of the transactions contemplated hereby from all applicable accrediting bodies, including, without limitation, the A.C.C.S.C.T. and the New York State Board of Regents; and (c) in the preparation, filing and prosecution of the application for DOE approval (the "DOE Application"). Each of the parties hereto agree to prepare any and all documents and papers and take or cause to be taken, all actions which may reasonably be required of such party in connection with the preparation, filing and prosecution of the foregoing applications, although it shall be Buyer's responsibility to prepare, file and prosecute the foregoing applications.

         4.05. Remit Funds. After the Closing, Seller shall promptly transfer and deliver to Buyer any cash or other property, if any, that Seller may hold or receive and to which Buyer is entitled hereunder.

         4.06. No Control. Between the date of this Agreement and the Closing Date, Buyer shall not, directly or indirectly, control, supervise or direct, or attempt to control, supervise or direct, the operations of the Business, but such operations shall be the sole responsibility and in the complete discretion of Seller.

         4.07. Consent; Assignment of Agreements. Each Seller shall use its respective best efforts prior to, and if necessary, after the Closing Date, to obtain at the earliest practicable date the consent to the assignment to Buyer of any Assumed Contract which requires consent to assignment, without any conditions adverse to Buyer, but if the consent is not obtained (and, accordingly, the Agreement is excluded from the sale to Buyer), Seller shall keep the Agreement in effect and shall give Buyer the benefit of the agreement to the same extent as if it had been assigned and Buyer shall perform the obligations under the Agreement relating to the benefit obtained by Buyer. If Seller is unable to obtain consent to the assignment of any agreement and are unable to give Buyer the benefit of that agreement, Seller and Buyer shall negotiate in good faith a reduction in the consideration for the Assets to reflect the loss or cost to Buyer of not obtaining the benefit of that agreement.

         4.08. Monthly Financial Statements. Seller shall deliver to Buyer, as soon as available and in any event within 30 days after the end of each calendar month, copies of any monthly financial statements or other reports relating to the Business that may be prepared during the period from the date of this Agreement to the date of the Closing. All such financial statements shall be in accordance with the books and records of the Business, shall show all expenses attributable to the Business, shall fairly present the financial position and results of operations of the Business in all material respects as at and for the periods indicated, and shall have been prepared consistently with Seller's monthly financial statements for prior periods. Seller shall also furnish to Buyer any other information concerning the financial and operating condition of the Business as Buyer may reasonably request.

         4.09. Bulk Sales. Seller shall indemnify and hold harmless Buyer and their affiliates against any and all liabilities that may be asserted against Buyer or their affiliates as a result of noncompliance by Seller with any bulk transfer law applicable to the transactions contemplated hereby. Without limiting the generality of the foregoing, Seller shall pay all sales tax payable as a result of the transactions contemplated hereby and provide Buyer evidence of such payment within thirty days of the Closing Date and Buyer shall promptly reimburse Seller of one-half of such sales tax paid by Seller.

         4.10. NYRS Letter of Credit. In the event that Buyer has not exercised its right of rescission pursuant to Section 5.04 of this Agreement and there is a draw on the Letter of Credit dated August 26, 1993 issued by PNC Bank for the benefit of The Rector, Church-Wardens and Vestrymen of Trinity Church (the "Landlord") for the account of NYRS (the "Letter of Credit") and NYRS is obligated to reimburse PNC Bank in respect of such draw, Buyer shall promptly pay NYRS an amount equal to NYRS's reimbursement obligation to PNC Bank or otherwise cause NYRS's reimbursement obligation to PNC Bank be paid and satisfied. Upon disbursement of the Escrow Fund in connection with receipt of the DOE Approval pursuant to Section 5.04 of this Agreement, Buyer shall cause a letter of credit to be issued for the benefit of the Landlord and Buyer and Seller shall cause the Landlord to return the Letter of Credit to Seller and cause PNC Bank to deliver the UCC-3 termination statements evidencing the termination of PNC Bank's security interest in the Assets of NYRS.

                                   ARTICLE V.
                         CLOSING AND CLOSING CONDITIONS

         5.01. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at 9:00 a.m., local time, on August 2, 1996 at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, Pennsylvania 15222, or at such other time or place, or on such other date as the parties may mutually agree upon. The date on which the Closing occurs is referred to herein as the "Closing Date." The transactions shall be deemed effective for tax and accounting purposes as of the close of business on July 31, 1996 (the "Effective Time").

         5.02. Conditions Precedent to Obligations of Buyer to Close. The obligations of Buyer hereunder to proceed with the Closing shall be subject to the satisfaction by Seller on or prior to the Closing Date of each of the following conditions precedent:

               (a) Accuracy of Representations and Warranties. The representations and warranties of Seller set forth herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date.

               (b) Performance and Compliance. Seller shall have performed or complied with each covenant and agreement to be performed or complied with by it hereunder on or prior to the Closing Date.

               (c) Litigation. There shall be no pending or threatened action by or before any governmental entity or arbitrator seeking to restrain, prohibit or invalidate any of the transactions contemplated hereby or by any of the other Transaction Documents or seeking monetary relief against Buyer by reason of the consummation of such transactions, and there shall not be in effect any Governmental Order which has such effect.

               (d) Material Adverse Change. No event shall have occurred and no condition shall exist which constitutes or, with the giving of notice or the passage of time, or both, is likely to constitute, a Material Adverse Change.

               (e) Officer's Certificate. Seller shall have delivered to Buyer a certificate of its President dated the Closing Date and certifying that each of the conditions specified in subsections (a), (b), (c) and (d) above have been met.

               (f) Secretary's Certificate. Seller shall have delivered to Buyer a certificate of its Secretary dated the Closing Date and certifying (i) that correct and complete copies of its charter and by-laws are attached thereto,
(ii) that correct and complete copies of each resolution of the board of directors and shareholders of Seller approving this Agreement and the other Transaction Documents to which it is a party and authorizing the execution hereof and thereof and the consummation of the transactions contemplated hereby and thereby are attached thereto and (iii) the incumbency and signatures of the officers of Seller authorized to execute and deliver this Agreement and the other Transaction Documents to which Seller is a party on behalf of Seller.

               (g) Opinion of Counsel. Seller shall have delivered to Buyer an opinion of Seller's counsel dated the Closing Date and in form and substance reasonably satisfactory to Buyer and its counsel with respect to the matters in Sections 2.01, 2.02, 2.03 and 2.05 and such other matters as Buyer or its counsel may reasonably request.

               (h) Other Transaction Documents. Seller and any other parties thereto (other than Buyer) shall have executed and delivered to Buyer the following documents and such other documents and instruments, in form and substance satisfactory to Buyer and its counsel, as shall be necessary or desirable in order to consummate the transactions contemplated hereby, each dated the

Closing Date (together with this Agreement and any agreements listed in Section 5.03(h), the "Transaction Documents"):

                    i)       the Escrow Agreement;

                    ii)      a Bill of Sale in substantially the form of Exhibit
                             B; and

                    iii) an Assignment and Assumption Agreement in the form of Exhibit C.

               (i) Education Department Approvals. The issuance of such permits, approvals and permissions that, in Buyer's judgment, are required or desirable for the continued operation of the Business, including (i) to the extent practicable, compliance with all conditions necessary to obtain the DOE Approval (as hereinafter defined), (ii) preliminary operating approval by the New York State Board of Regents, (iii) compliance with all conditions necessary to obtain renewal of accreditation and recognition of the Associate in Occupational Studies degree program by the New York State Board of Regents, and (iv) any other appropriate approvals by applicable agencies of the State of New York and local governmental authorities to operate an educational institution and grant the necessary degrees and certificates.

               (j) Consents and Other Approvals. Seller shall have duly received, without any condition adverse to Buyer, all consents and other approvals required to be obtained under (i) the Business Agreements and the Business Permits, (ii) any other material agreement to which any Seller is a party, and (iii) any statute, rule or regulation to which the Business or any of the Assets, is subject, necessary for (x) the consummation of the sale of the Assets to Buyer and (y) Buyer to acquire control of the Business.

               (k) No Material Changes or Destruction of Assets. Between the date hereof and the Closing Date, there shall have been no material adverse change or destruction (regardless of insurance coverage therefor) of the Assets.

               (l) Assignment of Leases. The Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York shall have consented to the modification and assignment of its lease subject to receipt of the DOE approval on terms and conditions satisfactory to Buyer, in its sole discretion, including assumption of the obligations of Seller under the lease.

               (m) Employees. Buyer shall be satisfied that employees of the Business that Buyer desires to retain shall be available to continue with Buyer, should Buyer desire to retain them and that the transactions contemplated by this Agreement will not have a material adverse effect on any licenses, permits or approvals of such employees.

               (n) Financial Aid. Buyer shall be reasonably satisfied that the transactions contemplated hereby will not adversely affect the financial aid benefits of students and prospective students of the Business. Seller shall cause all fieldwork related to NYRS's Annual Compliance Audit for Federal Financial Aid for the NYRS fiscal year ended June 30, 1995 to be completed and such fieldwork and related summary of finding shall have been delivered to Buyer with the results thereof satisfactory to Buyer.

               (o) Student Recruitment. Buyer shall be satisfied that since December 31, 1995 the Business has maintained the levels of advertising and other student recruitment efforts and student enrollment standards consistent with past practice and prudent business practice.

               (p) NYRS Interim Earnings. NYRS's earnings before interest, taxes, depreciation and amortization for the period from January 1, 1996 to the Closing Date will be reasonably consistent with the current NYRS financial plan.

               (q) Approval to Board of Directors. The Board of Directors of Buyer shall have authorized this Agreement and the transactions contemplated hereby.

               (r) Due Diligence. Buyer shall be satisfied with the results of its due diligence investigation of Seller, the Business and the Assets.

         5.03. Conditions Precedent to Obligations of Seller to Close. The obligations of Seller hereunder to proceed with the Closing shall be subject to the satisfaction by Buyer on or prior to the Closing Date of each of the following conditions precedent:

               (a) Accuracy of Representations and Warranties. The representations and warranties of Buyer set forth herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date.

               (b) Performance and Compliance. Buyer shall have performed or complied with each covenant and agreement to be performed or complied with by it hereunder on or prior to the Closing Date.

               (c) Consents and Approvals. Buyer shall have obtained or made each consent, authorization, approval, exemption, filing, registration or qualification, if any, listed on Schedule 5.03(c).

               (d) Litigation. There shall be no pending or threatened action by or before any governmental entity or arbitrator seeking to restrain, prohibit or invalidate any of the transactions contemplated hereby or by any of the other Transaction Documents or seeking monetary relief against Seller by reason of the consummation of such transactions, and there shall not be in effect any Governmental Order which has such effect.

               (e) Officer's Certificate. Buyer shall have delivered to Seller a certificate of its President dated the Closing Date and certifying that each of the conditions specified in subsections (a), (b), (c) and (d) above have been met.

               (f) Secretary's Certificate. Buyer shall have delivered to Seller a certificate of its Secretary dated the Closing Date and certifying (i) that correct and complete copies of its charter and by-laws are attached thereto,
(ii) that correct and complete copies of each resolution of its board of directors and shareholders approving this Agreement and the other Transaction Documents to which it is a party and authorizing the execution hereof and thereof and the consummation of the transactions contemplated hereby and thereby are attached thereto and (iii) the incumbency and signatures of the officers of Buyer authorized to execute and deliver this Agreement and the other Transaction Documents to which Buyer is a party on behalf of Buyer.

               (g) Opinion of Counsel. Buyer shall have delivered to Seller an opinion of Buyer's counsel dated the Closing Date and in form and substance reasonably satisfactory to Seller and its counsel with respect to the matters in Sections 3.01, 3.02, 3.03 and 3.04 and such other matters as Seller or its counsel may reasonably request.

               (h) Other Transaction Documents. Buyer and any other parties thereto (other than Seller) shall have executed and delivered to Seller (i) the Escrow Agreement and (ii) the Assignment and Assumption Agreement in substantially the form of Exhibit C.

         5.04. DOE Approval.

               (a) DOE Application. Seller and Buyer acknowledge the unlikelihood that the DOE Application will not be approved by the DOE. They also acknowledge that in the event, however unlikely, the DOE Application were not approved by the DOE, the purposes sought to be achieved by the parties in this Agreement would be frustrated. Seller and Buyer accordingly agree that the full amount of the Purchase Price, together with any payment regarding the Adjustment Amount required to be paid by Buyer pursuant to Section 1.06 and the amount, if any, by which Buyer is required to reimburse Seller pursuant to Section 1.07, will be placed in escrow pursuant to Sections 1.05, 1.06(b) and 1.07 hereof and the Escrow Agreement.

               (b) Filing of DOE Application. As soon as reasonably practical following the Closing, Buyer shall prepare the DOE Application and related opening balance sheet and, upon completion thereof satisfactory to Buyer, file the DOE Application with the DOE. Seller will promptly cooperate with and furnish information to Buyer in connection with the preparation and filing of the DOE Application and related matters. Each of Buyer and Seller shall use reasonable good faith efforts to obtain the DOE Approval (as hereinafter defined).

               (c) Partial Release of Escrow Fund Upon DOE Approval and Payment of Taxes. Upon receipt of (i) an approval from the DOE to allow Buyer to continue to participate under the same conditions as the Business currently does in the programs of Title IV of the Higher Education Act of 1965, as amended, and without adversely affecting the financial aid benefits available to the current students of the Business and prospective students of the Business (the "DOE Approval") and (ii) satisfactory evidence of payment by Seller of all sales tax, commercial rent tax and other taxes which are due and payable by Seller as of the date of the DOE Approval and which could become a lien on any property of Buyer, Buyer shall notify the Escrow Agent and Buyer and Seller shall promptly instruct the Escrow Agent to deliver to Seller an amount equal to the amount of the Escrow Fund less $1,250,000; provided, however, that if Seller failed to provide satisfactory evidence of payment of such Taxes then Buyer and Seller shall notify the Escrow Agent to withhold an additional amount equal to the maximum amount of all such Taxes, including any applicable penalties and interest, payable by Seller which amount shall be disbursed to Seller upon delivery to Buyer of satisfactory evidence of payment thereof by Seller.

               (d) Conduct of the Business Pending Receipt of DOE Approval. Prior to the earlier of receipt of DOE Approval or rescission of this Agreement, Buyer shall not (A) make any material changes to the curriculum, (B) make any material alterations to the schedule, (C) terminate any employee earning in excess of $25,000 per year, (D) except as contemplated by this Agreement, make capital expenditures outside the ordinary course of business, or (E) incur obligations or take other actions outside the ordinary course of business which may change the character of the Business, in each case without the prior approval of John R. McCartan ("McCartan"), which approval shall not be unreasonably withheld. Buyer shall have no obligation to make or continue any expenditures after the rescission regardless of whether Seller will have the resources to operate the Business thereafter.

               (e) Right of Rescission. If Buyer does not receive the DOE Approval within 150 days after the Closing Date (the "Approval Deadline") after using reasonable good faith efforts to obtain the same, Buyer shall have the right in its sole and absolute discretion to elect, within 30 days from the Approval Deadline, to rescind the transaction contemplated by this Agreement.

               (f) Exercise of Right of Rescission. In the event Buyer exercises its right of rescission, Buyer will instruct the Escrow Agent and the Escrow Agent shall be fully authorized to deliver the full amount of the Escrow Fund to Buyer.

                    (i) Buyer shall with reasonable promptness reconvey all of the Assets to Seller. For purposes of this subsection, the term "Assets" shall mean the Assets conveyed to Buyer at the Closing minus all accounts receivable which have been paid prior to the date of reconveyance plus all new accounts receivable outstanding on the date of reconveyance and plus assets acquired and minus assets disposed of in the ordinary course of business after the Closing Date. Subject to changes arising in the ordinary course of business, the Assets shall be reconveyed to Seller free and clear of all Encumbrances other than Permitted Encumbrances and purchase money liens attaching to the Assets in the ordinary course of business. The Equipment included in the Assets shall be in the same condition as it was in on the Closing Date, reasonable wear and tear excepted.

                    (ii) Upon the reconveyance in (i) above, Seller shall immediately reassume all of the Assumed Liabilities from Buyer. For purposes of this subsection, the term "Assumed Liabilities" shall mean the Assumed Liabilities assumed by Buyer at the Closing, minus all accounts payable which have been paid prior to the date of reassumption and all liabilities under any Assumed Contracts which have been terminated prior to such date, plus all accounts payable and contractual liabilities which have been incurred in the ordinary course of business since the Closing Date; provided, that in no event shall the Assumed Liabilities include any indebtedness incurred by Buyer or any liabilities arising out of any contractual defaults by Buyer.

                    (iii) The reconveyance and reassumption described in clauses
(i) and (ii) above shall be effected by (A) delivery of a Bill of Sale, an Assignment and Assumption Agreement, a Termination of Assignment of Lease and such other documents and instruments as were delivered at or following the Closing in order for the Assets and Assumed Liabilities to be conveyed to and assumed by Buyer, which documents and instruments shall be in substantially the same form as those originally executed and delivered by the parties, (B) delivery by Buyer of such executed UCC-3s and other instruments as are necessary for Buyer to reconvey the required title to the Assets and (C) delivery of any books and records of the Business, and of any other property included in the Assets, as is then in Buyer's possession. Buyer shall tender delivery and Seller shall accept delivery of the foregoing and any other then existing documents reasonably requested by the parties promptly following Buyer's exercise of its right of rescission.

                    (iv) Seller shall with reasonable promptness reimburse Buyer for any and all expenditures of Buyer related to the construction of the two additional kitchens, office space and classrooms and other capital improvements.

                    (v) Buyer shall cause any working capital loans advanced to the Business by affiliates of Buyer to be forgiven. Further, Seller's obligation to assume other obligations owed to affiliates of Buyer shall be limited to obligations for goods and services provided to Buyer at competitive prices.

                    (vi) Seller shall hire all of the employees of Buyer who were employees of Seller on the Closing Date on substantially the same compensation and benefits offered to such employees by NYRS on the Closing Date (but shall not be under any obligation to execute employment agreements with any person).

                    (vii) Upon rescission, no party shall have any liability to any other party other than for any prior breach of this Agreement and, after rescission, any breach of such party's obligations under Section 5.04(f) of this Agreement. Seller acknowledges that in the event of a rescission the value of the Business may be materially, adversely affected and that Buyer shall have no obligation to Seller of any nature whatsoever for any such diminution in value of the Business.

         5.05. Non-Competition by Seller. i) To accord to Buyer the full value of its purchase, no Seller or any stockholder of Seller, for a period of four years after the Closing Date, shall directly or indirectly (a) engage or become interested in (as owner, stockholder, partner or otherwise) the operation of any business which owns, operates, administers or establishes any post-secondary proprietary program or institution that competes with Buyer in a radius of 150 miles of New York, New York or (b) disclose to anyone, or use in competition with the Business, any information with respect to any confidential or secret aspect of the operations of the Business, or (c) solicit, directly or indirectly, call on, accept business from, interfere with, or attempt to divert or entice away any person or entity who at any time is an employee, student or prospective student of the Business.

                    ii) Seller acknowledges that the remedy at law for breach of the provisions of Section 5.05 will be inadequate and that, in addition to any other remedy Buyer may have, they will be entitled to an injunction restraining any such breach or threatened breach, without any bond or other security being required.

                    iii) If any court construes the covenant in Section 5.05, or any part thereof, to be unenforceable because of its duration or the area covered thereby, the court shall have the power to reduce the duration or area to the extent necessary so that the provision is enforceable, and such provision, as reduced, shall then be enforceable.

         5.06. Employees of NYRS. Promptly following the Closing, Buyer shall offer employment to all employees of NYRS listed on Schedule 5.06 at substantially the same salary or wage rate listed on Schedule 5.06 (but shall not be under any obligation to execute employment agreements with any person).

                                  ARTICLE VI.
                                INDEMNIFICATION

         6.01. Indemnification by Seller. Subject to the other provisions of this Article VI, including without limitation Sections 6.03 and 6.04, Seller shall defend, indemnify and hold harmless Buyer and its directors, officers, employees and agents (each a "Buyer Indemnitee") from and against any and all claims, damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and court costs) that constitute, or arise out of or in connection with:

               (a) any Excluded Assets or Excluded Liabilities, including without limitation, (i) any unpaid Tax liabilities of Seller related to periods prior to the Closing, (ii) any claims of employees or former employees of Seller related to actions prior to Closing, including any claims of James DeVaney and
(iii) any claims asserted against Buyer related to the litigation described in
Schedule 2.15 attached hereto;

               (b) the failure of any representation or warranty of Seller set forth herein, in any other Transaction Document or in any certificate delivered in connection herewith or therewith;

               (c) any default by Seller in the performance or observance of any of its covenants or agreements hereunder or under any other Transaction Document; and

               (d) any claims asserted against Buyer or any liabilities or obligations arising in connection with failure of Seller to comply with applicable Federal, state and local laws and regulations, including without limitation any liabilities or obligations arising in connection with any DOE Program Review, any Department of Education Compliance Audit for Financial Aid and any other reviews or audits of Seller's compliance with law.

         6.02. Indemnification by Buyer. Subject to the other provisions of this
Article VI, Buyer shall defend, indemnify and hold harmless Seller and its directors, officers, employees and agents (each a "Seller Indemnitee") from and against any and all claims, damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and court costs) that constitute, or arise out of or in connection with:

               (a) any of the Assets or Assumed Liabilities;

               (b) the failure of any representation or warranty of Buyer set forth herein, in any other Transaction Document or in any certificate delivered in connection herewith or therewith; and

               (c) any default by Buyer in the performance or observance of any of its covenants or agreements hereunder or under any other Transaction Document.

         6.03. Escrow Fund. Notwithstanding any other provision hereof, except for claims based on intentional fraud or intentional misrepresentation (including any claims for intentional fraud or intentional misrepresentation related to the operation of the Business prior to the Closing) and there shall be no limitation on Seller's liability hereunder for any such intentional fraud or intentional misrepresentation, Seller's liability to Buyer pursuant to
Section 6.01 shall be limited to $1,250,000 and shall be satisfied by amounts held in the Escrow Fund. Except as otherwise provided by the Escrow Agreement, the Escrow Agent shall maintain the Escrow Fund for a period of three years following the Closing, provided that on the first anniversary of the Closing Date Seller and Buyer shall instruct the Escrow Agent to disburse to the Seller from the Escrow Fund an amount equal to $500,000 less the amount of any claims for indemnity pursuant to Section 6.01 prior to the first anniversary of the Closing Date. In the event that the amount of such disbursement is reduced in respect of any unresolved claim(s) and such claim(s) is resolved after the first anniversary of the Closing Date for less than the amount reserved for such claims, Buyer and Seller shall instruct the Escrow Agent to disburse to the Seller the amount of the difference. Seller shall not be obligated to indemnify Buyer Indemnitees for claims pursuant to Section 6.01(b) or (c) unless Buyer has given Seller written notice of such claims pursuant to Section 6.06 hereof on or before the first anniversary of the Closing Date. In the event of any dispute regarding disbursements from the Escrow Fund in connection with claims for indemnification pursuant to this Article VI, the non-prevailing party shall pay the legal fees, costs and expenses reasonably incurred by the prevailing party in connection with such dispute and, if the Buyer is the prevailing party, such fees, costs and expenses may be satisfied by amounts held in the Escrow Fund. If, after the first anniversary of the date hereof and before the third anniversary of the date hereof, the school has had (i) DOE Program Reviews and audits covering periods on or before the Closing Date, (ii) New York State Department of Education/Board of Regents and New York State Higher Education Services Corporation Program Reviews and audits relating to the state grant program and FFELP program covering periods on or before the Closing Date and
(iii) independent audits pursuant to 34 CFR Section 668.23 covering any period ending on or before June 30, 1996 (collectively, "Financial Aid Audits"), such Financial Aid Audits have been completed and any claims or potential claims arising in connection therewith have been paid or otherwise finally resolved and satisfied, the Escrow Agreement shall terminate and the parties shall instruct the Escrow

Agent to disburse any amounts remaining in the Escrow Fund in accordance with the terms hereof.

         6.04. Indemnification Threshold. Neither Buyer nor Seller shall have a right to indemnification pursuant to Section 6.01(b) or Section 6.02(b), as the case may be, unless the amount of all Damages incurred by such party in respect of such claims exceeds $50,000 in the aggregate, in which case the Indemnified Party will have the right to "first dollar" indemnification for all such Damages incurred (not just the amount in excess of $50,000). Any claims asserted by Buyer pursuant to Section 6.01(d) shall not be subject to any indemnification threshold regardless of whether such claims may also be asserted by Buyer under
Section 6.01(b).

         6.05. Financial Aid Claims. Notwithstanding anything to the contrary contained herein, Buyer shall have the right to control the resolution of any claims or disputes related to Seller's compliance with financial aid requirements prior to the Closing and any other claims or disputes related to Seller's compliance with law prior to the Closing. Buyer shall provide McCartan with notice of any such claims and, to the extent reasonably practical, consult with McCartan with respect to the subject matter of any such claims or disputes and shall provide McCartan with access to such information related thereto as McCartan shall reasonably request. Buyer shall use reasonable good faith efforts to resolve any such claims in a fair and reasonable manner and shall provide Seller with periodic reports of the status of any such claims. Seller shall cooperate with such efforts and Buyer shall promptly notify Seller of the resolution of any such claims or disputes which would result in an indemnity claim pursuant to Section 6.01(d). Notwithstanding anything to the contrary contained herein, Buyer shall have no obligation to Seller of any nature whatsoever with respect to Buyer's handling, administration or settlement of any such financial aid claims. To the extent that there are funds remaining in the Escrow Fund at the ultimate termination of the Escrow Agreement and before the balance of the Escrow Fund is distributed to Seller, Buyer and Seller shall instruct the Escrow Agent to distribute to Buyer an amount equal to 20% of the difference between the amount of each Original Claim(s) regarding financial aid liability(s) arising out of circumstances occurring prior to the Closing Date and the amount ultimately paid out from the Escrow Fund in settling or otherwise resolving such Original Claim(s).

         "Original Claim" as used herein shall mean the amount of money alleged in a written report to be owed by either Buyer or NYRS (1) by the DOE or caused or required by the DOE as a result of any allegations arising out of a review or audit of NYRS's administration of Title IV funds covering any time up to the Closing Date or (2) by any department or agency of the State of New York or caused or required by any such department or agency as a result of any allegations arising out of a review or audit of any

New York State or federal student aid or grant program covering any time up to the Closing Date or (3) resulting from an independent audit covering any time period ending on or before June 30, 1996 and conducted pursuant to 34 CFR
Section 668.23. If the school is requested by the DOE or any department or agency of the State of New York to perform additional review of the school's financial aid administration associated with the allegation and, as a result, the amount alleged to be owed is increased, such larger amount shall be deemed the Original Claim related to such allegation.

         If the calculation of the Original Claim(s) by the DOE, the New York State Higher Education Services Corporation or the independent auditor is a statistical extrapolation based upon a review of less than all the pertinent school files, in giving effect to this provision the amount of the "Original Claim" shall be deemed to be the financial exposure derived from such statistical extrapolation. Buyer's entitlement to its 20% share in any savings shall not be diminished by any assertion by Seller that the sample techniques utilized were improperly arrived at or employed in estimating the total amount allegedly owed. If ever the Original Claim is expressed in a range, the midpoint of the range shall be utilized in computing whether Buyer is entitled to a payment hereunder and the amount thereof.

         6.06. Notice of Claims. If any Buyer Indemnitee or Seller Indemnitee (an "Indemnified Party") believes that it has suffered or incurred or will suffer or incur any damages ("Damages") for which it is entitled to indemnification under this Article VI, such Indemnified Party shall so notify in writing the party or parties from whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section shall not affect any of such party's rights under this Article VI or otherwise except and to the extent that such failure is materially prejudicial to the Indemnifying Party.

         6.07. Representation, Settlement and Cooperation (Non-Financial Aid Claims). If any investigation, action or other proceeding described in Section 6.01(a), (b) or (c) or Section 6.02 (each a "Proceeding") is initiated against any Indemnified Party and such Indemnified Party intends to seek indemnification from an Indemnifying Party under this Article on account of its involvement in such Proceeding, then such Indemnified Party shall give prompt written notice to the applicable Indemnifying Party of such Proceeding. Upon receipt of such notice, such Indemnifying Party shall diligently defend against such Proceeding on behalf of such

Indemnified Party at its own expense using counsel reasonably acceptable to such Indemnified Party; provided, that if such Indemnifying Party shall fail or refuse to conduct such defense, or such Indemnified Party has been advised by counsel that it may have defenses available to it which are different from or in addition to those available to such Indemnifying Party, or that its interests in such Proceeding are adverse to such Indemnifying Party's interests, then such Indemnified Party may defend against such Proceeding at such Indemnifying Party's expense. Notwithstanding the foregoing, if such Proceeding relates to an action against Buyer initiated by any student of the Business on or after the Closing Date or any employee of the Business on or after the Closing Date, then Buyer shall have the right (but not the obligation) to defend against such Proceeding at its own expense. Such Indemnifying Party or Indemnified Party, as applicable, may participate in any Proceeding being defended against by the other at its own expense, and shall not settle any Proceeding without the prior consent of the other, which consent shall not be unreasonably withheld. Such Indemnifying Party and Indemnified Party shall cooperate with each other in the conduct of any such Proceeding.

                                  ARTICLE VII.
                            MISCELLANEOUS PROVISIONS

         7.01. Amendments. This Agreement may be amended only by a writing signed by each of the parties, and any such amendment shall be effective only to the extent specifically set forth in such writing.

         7.02. Assignment. Neither this Agreement nor any right, interest or obligation hereunder may be assigned, pledged or otherwise transferred by any party, whether by operation of law or otherwise, without the prior consent of the other party or parties. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto, without the prior written consent of the other parties hereto.

         7.03. Consent to Jurisdiction and Service of Process.

               (a) Each of the parties hereby:

                    i) irrevocably submits to the jurisdiction of the Court of Common Pleas of Allegheny County, Pennsylvania and to the jurisdiction of the United States District Court for the Western District of Pennsylvania for the purposes of any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents or the subject matter hereof or thereof and brought by any other party;

                    ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such action or proceeding, any claim that (A) it is not personally subject to the jurisdiction of such courts, (B) the action or proceeding is brought in an inconvenient forum or (C) the venue of the action or proceeding is improper; and

                    iii) agrees that, notwithstanding any right or privilege it may possess at any time, such party and its property are and shall be generally subject to suit on account of the obligations assumed by it hereunder.

               (b) Each party agrees that service in person or by certified or registered U.S. mail to its address set forth in Section 7.09 shall constitute valid in personam service upon such party and its successors and assigns in any action or proceeding with respect to any matter as to which it has submitted to jurisdiction hereunder.

               (c) Notwithstanding the foregoing, any party may at its option bring any action or other proceeding arising out of or relating to this Agreement or any other Transaction Document or the subject matter hereof or thereof against any other party or any of its assets in the courts of any jurisdiction or place where such other party or such assets may be found or where such other party may be subject to personal jurisdiction, and may effect service of process as provided under any applicable Governmental Rule.

               (d) Each party hereby acknowledges that this is a commercial transaction, that the foregoing provisions for consent to jurisdiction and service of process have been read, understood and voluntarily agreed to by each party and that by agreeing to such provisions each party is waiving important legal rights.

         7.04. Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

         7.05. Expenses. Except as otherwise specifically provided herein or in any other Transaction Document, each party shall be responsible for such expenses as it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement and the other Transaction Documents.

         7.06. Further Assurances. The parties shall from time to time do and perform such additional acts and execute and deliver such additional documents and instruments as may be required by applicable governmental rules or reasonably requested by any party to establish, maintain or protect its rights and remedies or to effect the intents and purposes of this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, each party agrees to endorse (if necessary) and deliver to the other, promptly after its receipt thereof, any payment or document which it receives after the Closing Date and which is the property of the other and Seller agrees to cooperate with Buyer and execute such additional documents as may be reasonably requested by Buyer in connection with the transfer and assignment of rights to the Intellectual Property.

         7.07. Governing Law. This Agreement shall be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of said Commonwealth.

         7.08. Notices. Unless otherwise specifically provided herein, all notices, consents, requests, demands and other communications required or permitted hereunder:

               (a) shall be in writing;

               (b) shall be sent by messenger, certified or registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and

               (c) shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a Business Day, on the first Business Day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the Person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service, or (ii) a receipt generated by the sender's telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier.

All such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as any party may inform the others by giving five Business Days' prior notice:

If to Seller:                              With a copy to:

New York Restaurant School, Inc.           Cohen & Grigsby, P.C.
Chicago Restaurant School, Inc.            2900 CNG Tower
Hospitality Center, Inc.                   625 Liberty Avenue
635 Smithfield Street                      Pittsburgh, PA 15222
Pittsburgh, PA 15222
                                           Attn:  Daniel L. Wessels
Attn:  J. R. McCartan, President           Telecopier No.:  412-391-3382
Telecopier No.:  412-232-3945

If to Buyer:                               With a copy to:

c/o Education Management                   Kirkpatrick & Lockhart LLP
  Corporation                              1500 Oliver Building
300 Sixth Avenue                           Pittsburgh, PA 15222
8th Floor
Pittsburgh, PA 15222                      Attn: Robert P. Zinn, Esq.
Attn: Robert T. McDowell                   Telecopier: (412) 355-6501
Senior Vice President and CFO

           and

Frederick W. Steinberg
Senior Vice President, General
Counsel and Secretary
Telecopier:  (412) 562-0934


         7.09. Publicity. Prior to Closing, neither party shall make any press release or other public announcement regarding this Agreement or the other Transaction Documents or any transaction contemplated hereby or thereby until the text of such release or announcement has been submitted to the other party and the other party has approved the same.

         7.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         7.11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective heirs, successors and permitted assigns.

         7.12. Termination.

               (a) This Agreement may be terminated at any time prior to the
Closing:

                    i) by mutual agreement of Buyer and Seller;

                    ii) by Buyer if there has been a misrepresentation by Seller hereunder, a breach by Seller of any of its warranties or covenants set forth herein or if any of the conditions specified in Section 5.02 shall not have been fulfilled within the time required and shall not have been waived by Buyer;

                    iii) by Seller if there has been a misrepresentation by Buyer hereunder, a breach by Buyer of any of its warranties or covenants set forth herein or if any of the conditions specified in Section 5.03 shall not have been fulfilled within the time required and shall not have been waived by Seller; or

                    iv) by Buyer or Seller if the Closing shall not have occurred prior to August 30, 1996; provided, that Buyer or Seller may terminate this Agreement pursuant to this subparagraph only if the Closing shall not have occurred on or prior to such date for a reason other than a failure by such party to satisfy the conditions to Closing of the other party set forth in
Section 5.02 or 5.03.

               (b) If this Agreement is terminated by either Seller or Buyer as provided above, then neither party shall have any further obligations or liabilities hereunder except for obligations or liabilities arising from a breach of this Agreement prior to such termination or which survive such termination by their own terms.

         7.13. Waivers. The due performance or observance by the parties of their respective obligations hereunder and under the other Transaction Documents shall not be waived, and the rights and remedies of the parties hereunder and under the other Transaction Documents shall not be affected, by any course of dealing or performance or by any delay or failure of any party in exercising any such right or remedy. The due performance or observance by a party of any of its obligations hereunder or under any other Transaction Document may be waived only by a writing signed by the party against whom enforcement of such waiver is sought, and any such waiver shall be effective only to the extent specifically set forth in such writing.

         7.14. Change of Seller's Name. Each of NYRS, CRS and CHI acknowledges that from and after the Closing Date it shall have no right to use its respective present corporate name or any trade names included in the Assets. Therefore, each of NYRS, CRS and CHI agrees that, immediately after the Closing, it will take all such action as is necessary to change its corporate name and to otherwise permit Buyer to have the exclusive right to such corporate and trade names.

                                 SIGNATURE PAGE


                                        NEW YORK RESTAURANT SCHOOL, INC.


                                        By:  /s/
                                            ------------------------------------
                                        Title: President


                                        CHICAGO RESTAURANT SCHOOL, INC.


                                        By: /s/
                                            ------------------------------------
                                        Title: President


                                       CENTER FOR HOSPITALITY
                                         EDUCATION, INC.


                                       By: /s/
                                            ------------------------------------
                                       Title: Vice President


                                       NYRS ACQUISITION CORP.


                                       By: /s/
                                            ------------------------------------
                                       Title: Chief Executive Officer

         The undersigned, intending to be legally bound, hereby execute and deliver this Agreement solely for purposes of Section 5.05 hereof.

                                       LOYALHANNA VENTURE FUND


                                       By: /s/
                                            ------------------------------------
                                       Title: General Partner


                                       PNC VENTURE CORP


                                       By: /s/
                                            ------------------------------------
                                       Title: Assistant Vice President

                                 SIGNATURE PAGE


                                        NEW YORK RESTAURANT SCHOOL, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        CHICAGO RESTAURANT SCHOOL, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                       CENTER FOR HOSPITALITY
                                         EDUCATION, INC.


                                       By:
                                            ------------------------------------

                                       Title:
                                               ---------------------------------


                                       NYRS ACQUISITION CORP.


                                       By:
                                            ------------------------------------

                                       Title:
                                               ---------------------------------

         The undersigned, intending to be legally bound, hereby execute and deliver this Agreement solely for purposes of Section 5.05 hereof.

                                       LOYALHANNA VENTURE FUND


                                       By:
                                            ------------------------------------

                                       Title:
                                               ---------------------------------


                                       PNC VENTURE CORP


                                       By:
                                            ------------------------------------

                                       Title:
                                               ---------------------------------


                                       -----------------------------------------

                                   EXHIBIT A

                                ESCROW AGREEMENT

        THIS ESCROW AGREEMENT (this "Agreement") is made on August   , 1996
among NEW YORK RESTAURANT SCHOOL, INC., a Delaware corporation ("NYRS"), CHICAGO RESTAURANT SCHOOL, INC., a Delaware corporation ("CRS"), CENTER FOR HOSPITALITY EDUCATION, INC., a Delaware corporation and wholly-owned subsidiary of CRS ("CHI") (NYRS, CRS and CHI being referred to herein together as the "Seller"), NYRS ACQUISITION CORP., a New York corporation (the "Buyer"), and NATIONAL CITY BANK OF PENNSYLVANIA as escrow agent (the "Escrow Agent").

                                    PREAMBLE

        Buyer and Seller have entered into an Asset Purchase Agreement dated as of August 1, 1996 (the "Purchase Agreement"). The Purchase Agreement requires the parties to enter into this Agreement. Sections 1.05, 1.06(b) and 1.07 of the Purchase Agreement require the Buyer to pay all amounts otherwise payable to Seller to the Escrow Agent to be held and disbursed in accordance with the terms of the Purchase Agreement.

        NOW, THEREFORE, in consideration of the mutual promises set forth herein and in the Purchase Agreement and intending to be legally bound hereby, the parties agree as follows:

        1. APPOINTMENT OF ESCROW AGENT. The Buyer and the Seller hereby appoint the Escrow Agent as the Escrow Agent hereunder, and the Escrow Agent hereby accepts such appointment.

        2. ESCROW FUND. Simultaneously with the execution of this Escrow Agreement, the Buyers are depositing with the Escrow Agent the principal sum of Nine Million Five Hundred Thousand, ($9,500,000), plus the amount of any reimbursement payable pursuant to Section 1.07 of the Purchase Agreement, such amount plus the amount, if any, payable to Seller pursuant to Section 1.06(b) of the Purchase Agreement is hereinafter referred to herein as the "Principal Amount" and The Principal Amount and any interest thereon, are hereinafter collectively referred to as the "Escrow Fund". The Escrow Agent shall invest the assets in the Escrow Fund in Permitted Investments (as hereinafter defined) in accordance with joint instructions of Buyer and Seller.

                (a) USE OF ESCROW FUNDS. The rights of Seller and Buyer to the Escrow Fund shall be as set forth in the Purchase Agreement. Each Seller and Buyer covenants that it will not assign or encumber or attempt to assign or encumber the Escrow Fund and neither the Escrow Agent nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                (b) REQUEST OF THE PARTIES. Upon receipt of a written request (the "Request") from either the Seller or the Buyer (each an "Instructing Party") to disburse all or a portion of the Escrow Fund, the Escrow Agent shall immediately deliver by facsimile and certified mail a copy of the Request to the other party (each an "Instructed Party"). If, within the ten business day period following the delivery of the Request to the Instructed Party, the Instructed Party shall not have delivered to the Escrow Agent a written objection to the Request, the Escrow Agent shall disburse the funds specified in the Request in accordance with such Request.

                (c) NOTICE OF RESCISSION. Upon receipt of written notice from Buyer that Buyer has rescinded the transaction contemplated by the Purchase Agreement, the Escrow Agent shall immediately disburse the Escrow Fund to the Buyer and the Escrow Agent shall not be governed by any notice provisions or other objection period mechanisms noted above.

                (d) COURT ORDER OF JOINT INSTRUCTIONS. The Escrow Agent may deposit the Escrow Fund with the Clerk of any court of competent jurisdiction upon commencement of an action in the nature of interpleader or in the course of any court proceeding. If any time the Escrow Agent receives a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund, the Escrow Agent shall comply with the order or instruction. The Escrow Agent shall comply with written instructions signed by Buyer and Seller directing delivery of the Escrow Fund. Upon any delivery of deposit of all or a portion of the Escrow Fund as provided in this Section 3, the Escrow Agent shall not be governed by any notice provisions or other objection period mechanisms noted above.

        3. INVESTMENT OF ESCROW FUNDS. The Escrow Agent shall invest and reinvest the Escrow Funds from time to time in (a) treasury bills or other obligations issued and unconditionally guaranteed by the government of the United States of America or money market funds investing solely in such obligations, (b) fully insured certificates of deposit in U.S. commercial banks (having at least $500 million of capital resources in each case) due within 90 days or (c) otherwise as the Buyer and the Seller may direct by joint written notice to the Escrow Agent. Each such investment shall be of not more than 90 days duration. All interest and other income received from the investment of the Escrow Fund less losses, if any, incurred as a result of such investment shall be for the account of Seller (unless the full amount of the Escrow Fund is disbursed to the

Buyer pursuant to Section 3(c) hereof). Such interest and other income shall be paid by the Escrow Agent to the Seller at the end of each calendar quarter during the term hereof with the first such payment to be made at the end of the second calendar quarter following the date hereof (unless sooner disbursed to the Buyer pursuant to Section 5 hereof).

        4. TERMINATION. This Agreement shall terminate and be of no further force and effect on the date when all monies comprising the Escrow Fund have been disbursed in accordance with the terms hereof. If this Agreement is still in effect on the date which is three years after the date hereof (the "Claim Notice Date"), and if the Escrow Agent has not received any Notice ("Claim Notice") from Buyer with respect to indemnification claims pursuant to the Purchase Agreement ("Claims") on or prior to such date or has received Claim Notices on or prior to such date with respect to Claims which have all been finally settled or resolved, then the Escrow Agent shall promptly disburse the entire Escrow Fund to the Seller. If this Agreement is still in effect on the Claim Notice Date and the Escrow Agent has received on or prior to such date one or more Claim Notices with respect to any Claims which have not been finally settled, then the Escrow Agent shall (a) retain an amount in the Escrow Fund equal to the lesser of the aggregate of the amounts specified in all such Claim Notices or the entire Escrow Fund pending final settlement of all such Claims and (b) promptly disburse the excess in the Escrow Fund over the amount so retained (if any) to the Seller. Upon the final settlement of all Claims that had not been finally settled on the Claim Notice Date, the Escrow Agent shall disburse to the Buyer the portion (if any) of the Escrow Fund to which it is entitled pursuant to the terms and the provisions hereof and disburse the remainder (if any) to the Seller. Nothing contained in this Agreement shall impose any obligation on any party to provide the Escrow Agent with any notice of claims for indemnification under the Purchase Agreement.

        5.      ESCROW AGENT'S DUTIES AND FEES.

                (a) DUTIES LIMITED. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and shall not be subject to, or have any liability or responsibility under, or to be obligated to recognize, the Purchase Agreement or any other agreement between or directions or instructions of any of the parties hereto or any other person in carrying out its duties hereunder, except for Claim Notices, Dispute Notices, other documents delivered to the Escrow Agent in accordance with Section 6 and notices, instructions and other communications purported to be executed by each of the Buyer and Seller.

                (b) RELIANCE. The Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent may act in reliance upon the reasonable advice of counsel satisfactory to it in reference to any matter connected with its obligations hereunder and shall not incur any liability for any action taken in accordance with such advice.

        (c) STANDARD OF CARE; INDEMNIFICATION. The Escrow Agent shall not be responsible for any act or failure to act hereunder except in the case of its gross negligence or willful misconduct. The Buyer and the Seller shall jointly and severally indemnify the Escrow Agent and hold it harmless from and against any claims, damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and court costs) that arise out of or in connection with this Agreement or the performance by the Escrow Agent of its obligations hereunder; provided, that the Buyer and the Seller shall have no obligation to indemnify the Escrow Agent to the extent, but only to the extent, that any of such claims, damages, losses, liabilities, costs or expenses arise out of the gross negligence or willful misconduct of the Escrow Agent.

        (d) COMPLIANCE WITH COURT ORDER. If all or any part of any of the Escrow Funds shall be attached, garnished or levied upon under any order of court, or if the delivery thereof shall be stayed or enjoined by any order of court, or if any other order, judgment or decree shall be made or entered by any court which affects any of the Escrow Funds or any part thereof, the Escrow Agent is expressly authorized in its sole reasonable discretion to comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, and the Escrow Agent shall not be liable to the Buyer or the Seller by reason of such compliance notwithstanding that such writ, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated.

        (e) FEES AND EXPENSES. The Escrow Agent shall receive a fee for its services hereunder of Two Thousand Dollars ($2,000) per annum payable in advance, and shall be reimbursed for its reasonable out-of-pocket expenses incurred in performing its duties hereunder. The Buyer and the Seller shall each pay one-half of such fees and expenses.

        (f) SUCCESSOR ESCROW AGENT. The Escrow Agent may resign by giving notice in writing of such resignation to the Buyer and the Seller, specifying the date upon which such resignation is to take effect. The Buyer and the Seller shall have the right to terminate the appointment of the Escrow Agent hereunder by giving to it notice in writing of such termination, specifying the date upon which such termination is to take effect. Upon any such resignation or termination of the Escrow

Agent (i) the Escrow Agent shall deliver the Escrow Funds in accordance with instructions from the Buyer and the Seller, whereupon the Escrow Agent shall have no further obligations hereunder, and (ii) the Buyer and the Seller shall appoint a successor Escrow Agent who shall have all rights of an Escrow Agent hereunder and be bound by all of the provisions hereof.

   6.  MISCELLANEOUS.

       (a) AMENDMENTS. This Agreement may be amended only by a writing signed by each of the parties, and any such amendment shall be effective only to the extent specifically set forth in such writing.

       (b) ASSIGNMENT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned, pledged or otherwise transferred by any party, whether by operation of law or otherwise, without the prior consent of the other parties.

       (c) COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

      (d) GOVERNING LAW. This Agreement shall be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of said Commonwealth.

      (e) NOTICES. Unless otherwise specifically provided herein, all notices, consents, requests, demands and other communications required or permitted hereunder:

            (i)  shall be in writing;

            (ii) shall be sent by messenger, certified or registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and

           (iii) shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (A) a receipt executed by the addressee (or a responsible person in his or her office), the records of the person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service, or
(B) a receipt generated by the sender's telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier.

All such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as any party may inform the others by giving 10 days' prior notice:

If to the Seller:                               With a copy to:

New York Restaurant School, Inc.                Cohen & Grigsby, P.C.
Chicago Restaurant School, Inc.                 2900 CNG Tower
Center for Hospitality Education, Inc.          625 Liberty Avenue
c/o Pittsburgh Technical Institute              Pittsburgh, PA 15222
635 Smithfield Street                           Attn: Daniel L. Wessels, Esq.
Pittsburgh, PA 15222                            Telecopier No. 412-391-3382
Attn: J.R. McCartan, President

If to the Buyer:                                With a copy to:

NYRS Acquisition Corp.                          Kirkpatrick & Lockhart LLP
c/o Education Management Corporation            1500 Oliver Building
300 Sixth Avenue                                Pittsburgh, PA 15222
8th Floor                                       Attn: Robert P. Zinn, Esq.
Pittsburgh, PA 15222                            Telecopier No. 412-355-6501
Attn: Robert T. McDowell
Attn: Frederick W. Steinberg
Telecopier No.: 412-562-0934

If to the Escrow Agent:

National City Bank of Pennsylvania
Corporate Trust Department
300 Fourth Avenue
Pittsburgh, PA 15278-2331
Attention: Robert G. Mialki
Telecopier No. 412-644-7971

        (f) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective heirs, successors and permitted assigns.

        (g) DISCLOSURE. The Escrow Agent hereby acknowledges and agrees that it shall not have a security interest in the Escrow Fund.

                                 SIGNATURE PAGE

        WITNESS the due execution hereof on the date first written above.


                                        NEW YORK RESTAURANT SCHOOL, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------



                                        CHICAGO RESTAURANT SCHOOL, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------



                                       CENTER FOR HOSPITALITY EDUCATION, INC.


                                       By:
                                            ------------------------------------

                                       Title:
                                               ---------------------------------



                                       NYRS ACQUISITION CORP.


                                       By:
                                            ------------------------------------

                                       Title:
                                               ---------------------------------



                                       NATIONAL CITY BANK OF PENNSYLVANIA


                                       By:
                                            ------------------------------------

                                       Title:
                                               ---------------------------------

                                   EXHIBIT B

                                  BILL OF SALE

        KNOW ALL MEN BY THESE PRESENTS THAT New York Restaurant School, Inc., a Delaware corporation ("NYRS"), Chicago Restaurant School, Inc., a Delaware corporation ("CRS"), and Center for Hospitality Education, Inc., a Delaware corporation and a wholly-owned subsidiary of CRS, ("CHI") (NYRS, CRS and CHI being sometimes referred to herein collectively as the "Seller"), and NYRS Acquisition Corp., a New York corporation ("Buyer"), have entered into an Asset Purchase Agreement dated as of August ___, 1996 (the "Purchase Agreement") for the sale by the Seller to Buyer of substantially all of the assets of NYRS and certain specified liabilities, on the terms set forth in the Purchase Agreement.

        NOW, THEREFORE, the Seller, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the terms and conditions of the Purchase Agreement, hereby sell, grant, bargain, convey, transfer, assign and deliver to the Buyer the Assets, to have and to hold forever, free and clear of any and all Encumbrances. The Assets include, but are not limited to:

        (1) all equipment and machinery, including all restaurant, classroom and office equipment and machinery, fixtures, leasehold improvements, tools, utensils, appliances, computer hardware and software, inventory, textbooks, course materials, course curricula, syllabi, and furniture used or useful in connection with the Business (collectively the

"Equipment"), and all supplies, spare parts and warranties relating to any of the Equipment;

        (2) all deposits, investments, securities, advance payments, prepaid items and expenses, deferred charges, rights of offset and credits and claims for refunds related to the Business;

        (3) all patents, registered and unregistered trademarks, service marks and logos and any registrations and applications for registration thereof, curriculum, course materials, recipes, teaching aids, corporate and trade names and all copyrights, including all registrations and applications for registration thereof and all applications therefor, used or useful in connection with the Business, including, without limitation, the trademarks, trade names and logos listed on Schedule 1.01(c) and all of Seller's rights to use the names "New York Restaurant School" and "Chicago Restaurant School" and any variations thereof;

        (4) all inventions, discoveries, techniques, processes, methods, formulae, designs, trade secrets, confidential information, know-how and ideas used or useful in connection with the Business;

        (5)  all accounts receivable of the Business;

        (6) all of Seller's rights under all bids, offers, leases, licenses, contracts, agreements and business arrangements relating to the Business or any of the Assets including, without limitation, those listed on Schedule 1.01(f);

        (7) all admissions, enrollment, prospect and student lists, files, documents, records and correspondence;

        (8) to the extent transferable, all permits, licenses, franchises, certificates, authorizations, consents and approvals obtained from or issued by any governmental, regulatory or accrediting entity and which are necessary or desirable for the ownership or operation of the Business or the ownership, operation or use of any of the Assets, including, without limitation, the items listed on Schedule 1.01(h) attached hereto;

        (9) all books, records, files, ledgers, drawings, specifications and manuals relating to the Business or any of the Assets, all advertising, recruiting and marketing materials relating to the Business and all other information relating to the Business or any of the Assets including technical information, advertising and marketing studies, consulting reports, sales correspondence, credit and sales records and copies of all account books of original entry and general ledgers, regardless of the form in which such information appears;

        (10) all goodwill of the Business or associated with any of the Assets, including without limitation, the goodwill associated with the trademarks, service marks, logos and corporate and trade names of Seller; and

        (11) all other assets of Seller, tangible or intangible, which are used or useful in connection with, or relate to, the Business.

        The assets of the Seller described as Excluded Assets in Section 1.02 of the Purchase Agreement are specifically excluded and are not transferred to the Buyer.

        After delivery of this instrument, Seller, at the request of Buyer, shall promptly execute and deliver, or cause to be executed and delivered, to Buyer all such further assignments, bills of sale, endorsements and other documents, in form and substance reasonably satisfactory to Buyer and its counsel, as Buyer may reasonably request in order to (a) vest in Buyer title to and possession of the Assets and (b) perfect and record, if necessary, the sale, assignment, conveyance, transfer and delivery to Buyer of the Assets.

        Seller further agrees to transfer promptly to Buyer any and all other properties and assets acquired by Seller after the date hereof to the extent that such items would constitute Assets of Seller as of the Closing Date.

        Seller acknowledges that the Assets are sold, conveyed, transferred, granted, assigned and delivered pursuant to the terms, agreements, conditions, representations and warranties of Seller set forth in the Purchase Agreement. The terms and conditions of this Bill of Sale shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto.

        Any capitalized terms used herein that are not otherwise defined shall have the meanings set forth in the Purchase Agreement. All references to Schedules are references to the Schedules to the Purchase Agreement. This Bill of Sale is made subject to and with the benefit of the respective representations, warranties, covenants, terms, conditions, limitations, and other provisions of the Purchase Agreement.

     IN WITNESS WHEREOF, Seller have caused this Bill of Sale to be duly executed and delivered this _____ day of August, 1996.


                              NEW YORK RESTAURANT SCHOOL, INC.

                              By:
                                 ----------------------------

                              Title:
                                    -------------------------


                              CHICAGO RESTAURANT SCHOOL, INC.

                              By:
                                 ----------------------------

                              Title:
                                    -------------------------


                              CENTER FOR HOSPITALITY EDUCATION, INC.

                              By:
                                 ----------------------------

                              Title:
                                    -------------------------

                                ACKNOWLEDGEMENT

STATE OF PENNSYLVANIA   )
                        )       SS
COUNTY OF ALLEGHENY     )

        On this, the ___ day of August, 1996, before me a notary public, the undersigned officer personally appeared ___________________________, who acknowledged himself to be the __________________________ of New York Restaurant School, Inc., a Delaware corporation, and that as such ________________________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as ___________________________.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                ____________________________
                                                       Notary Public

                                                My commission expires on:

                                                ____________________________

                                ACKNOWLEDGEMENT

STATE OF PENNSYLVANIA   )
                        )       SS
COUNTY OF ALLEGHENY     )

        On this, the ___ day of August, 1996, before me a notary public, the undersigned officer personally appeared ___________________________, who acknowledged himself to be the __________________________ of Chicago Restaurant School, Inc., a Delaware corporation, and that as such ________________________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as ___________________________.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                ____________________________
                                                       Notary Public

                                                My commission expires on:

                                                ____________________________

                                ACKNOWLEDGEMENT

STATE OF PENNSYLVANIA   )
                        )       SS
COUNTY OF ALLEGHENY     )

        On this, the ___ day of August, 1996, before me a notary public, the undersigned officer personally appeared ___________________________, who acknowledged himself to be the __________________________ of Center for Hospitality Education, Inc., a Delaware corporation, and that as such ________________________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as ___________________________.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                ____________________________
                                                       Notary Public

                                                My commission expires on:

                                                ____________________________

                                   EXHIBIT C

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is made this ___ day of August, 1996 by and between New York Restaurant School, Inc., a Delaware corporation ("Seller"), and NYRS Acquisition Corp., a New York corporation ("Buyer").


                              W I T N E S S E T H:

        WHEREAS, Seller, Chicago Restaurant School, Inc. and Center for Hospitality Education, Inc. and Buyer entered into an Asset Purchase Agreement dated August __, 1996 ("Purchase Agreement"), pursuant to which Seller agreed to sell and Buyer agreed to purchase substantially all of the assets and specified liabilities of Seller as set forth in the Purchase Agreement; and

        WHEREAS, Seller desires by this Agreement to assign to Buyer its rights and obligations under the Assumed Contracts, and Buyer desires by this Agreement to undertake and assume the Assumed Contracts and the Assumed Current Liabilities.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

        1. All capitalized terms used herein shall have the same meaning as in the Purchase Agreement, unless otherwise defined in this Agreement.

        2. Seller hereby assigns, transfers and delivers to Buyer, and Buyer hereby accepts, all of Seller's right, title and interest in, to, and under the Assumed Contracts. Buyer hereby assumes Seller's obligations and liabilities under the Assumed Contracts that arise after the Effective Time and relate to the operation of the Business after the Effective Time.

        3. Seller hereby transfers, assigns, and delivers to Buyer, and Buyer hereby assumes and agrees to pay, perform and discharge the Assumed Liabilities.

        4. The terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

        5. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed in Pennsylvania, without regard to the conflict of law doctrines of the Commonwealth of Pennsylvania.

        6. This Agreement is made subject to and with the benefit of the respective representations, agreements, warranties, covenants, terms, conditions, limitations and other provisions of the Purchase Agreement (including without limitation the Schedules attached thereto), which are incorporated herein by reference.

        7. The provisions of this Agreement shall not confer any rights on any person not a party to this Agreement, and, with respect to any person not a party to this Agreement, Buyer reserves all defenses, offsets or counterclaims in respect of any undertaking made by it herein.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WITNESS:                                NEW YORK RESTAURANT SCHOOL, INC.

                                        By:
- ----------------------------------          -------------------------------
                                        Title:
                                               ----------------------------


WITNESS:                                NYRS ACQUISITION CORP.

                                        By:
- ----------------------------------          -------------------------------
                                        Title:
                                               ----------------------------